Exhibit 10.1

EXECUTION COPY

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of             , 2011, is made by and among Cedar Fair Management, Inc., an Ohio corporation (the “Company”), Cedar Fair, L.P., a Delaware limited partnership (the “Partnership,” and together with the Company “Cedar Fair”) and                     (the “Indemnitee”).

RECITALS

A. It is essential to the Company to attract and retain as directors, officers and representatives highly qualified, experienced and competent persons;

B. The Company is the general partner of the Partnership, and the Company’s officers and directors serve indirectly as the officers and directors of the Partnership;

C. The Company, the Partnership and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers and representatives of companies in today’s environment;

D. The Company’s Regulations require the Company to indemnify its directors and officers to the full extent permitted by applicable law, expressly provide that the indemnification provisions set forth therein are not exclusive, and contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification;

E. The Company and the Partnership desire and have requested Indemnitee to serve or continue to serve as a director or officer of the Company and of the Partnership free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company and Partnership; and

F. Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Company and Partnership for so long as the Company and Partnership continue to provide on an acceptable basis adequate and reliable indemnification against certain liabilities and expenses which may be incurred by Indemnitee.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1. Indemnification Generally.

(a) Indemnification for Judgments and Expenses. Cedar Fair shall indemnify Indemnitee to the fullest extent permitted by law against any and all liability, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including attorneys’ fees), actually and reasonably incurred by Indemnitee (“Expenses”) in connection with or resulting from any threatened, pending, or completed claim, action, suit, or proceeding (whether brought by or in the right of the Company or such other entity or otherwise), civil, criminal, administrative, or investigative, or in connection with an appeal relating thereto (each a “Proceeding”), in which [he/she] may become involved, as a party or otherwise, by reason of being or having been a director, officer, or employee of the Company or the Partnership or a director, trustee, officer, employee, member, manager, or agent of such other entity at the request of the Company or the Partnership, or by reason of any past or future action taken or not taken in such capacity, whether or not [he/she] continues to be such at the time such liability or expense is incurred, to the fullest extent permitted by law.

(b) Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company or the Partnership for some or a portion of the judgments and Expenses arising from or relating to a claim, action, suit or proceeding but not, however, for all of the total amount thereof, the Company or the Partnership shall nevertheless indemnify Indemnitee for the portion to which Indemnitee is entitled.

(c) Successful Defense Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding of the character described herein, or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith as a matter of right.

2. Advancement of Expenses.

(a) Advance Payment of Expenses.

(i) Expenses (including attorneys’ fees) incurred by Indemnitee in defending a Proceeding shall be paid by Cedar Fair in advance of the final disposition of such Proceeding after receipt by Cedar Fair of (A) the written notice pursuant to Paragraph 3(a), (B) a statement or statements from Indemnitee requesting such advance or advances from time to time, (C) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement, permitted by applicable law or otherwise, and (D) receipt by Cedar Fair of all other undertakings required by law.

(ii) That portion of Expenses which represents attorneys’ fees and other costs incurred in defending any Proceeding shall be paid by Cedar Fair within thirty (30) days of its receipt of such notices, statements and undertakings, together with reasonable documentation evidencing the amount and nature of such Expenses.

(b) Enforcement of Indemnification. Cedar Fair shall indemnify Indemnitee against any and all reasonable Expenses that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for indemnification of

Expenses or advance payment of Expenses by Cedar Fair under this Agreement or under any other agreement, the Company’s Articles of Incorporation and Regulations, the Partnership Agreement, statute or rule of law now or hereafter in effect relating to claims under this Agreement if Indemnitee ultimately is determined to be entitled to such indemnification or advance expense payment, as the case may be.

3. Notification Requirements and Defense of Claim.

(a) Notice of Proceeding. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim thereof is to be made against Cedar Fair hereunder, notify Cedar Fair in writing in accordance with paragraph 15 of this Agreement of the commencement of the Proceeding. The failure to promptly notify Cedar Fair of the commencement of the Proceeding, or Indemnitee’s request for indemnification, will not relieve Cedar Fair from any liability that it may have to Indemnitee under this Agreement, except to the extent Cedar Fair is prejudiced in its defense of such Proceeding as a result of such failure.

(b) Request for Indemnification. To obtain indemnification, Indemnitee shall promptly submit to Cedar Fair a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors that Indemnitee has requested indemnification and take such actions as may be required by applicable law.

(c) Cedar Fair Assumption of Defense. In the event Cedar Fair shall be obligated to pay the Expenses of Indemnitee with respect to any Proceeding, as provided in this Agreement, Cedar Fair shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by Cedar Fair, Cedar Fair will not be liable to Indemnitee for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by Cedar Fair, (ii) counsel to Cedar Fair or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between Cedar Fair and Indemnitee in the conduct of any such defense or (iii) Cedar Fair shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of Cedar Fair, except as otherwise expressly provided by this Agreement. Cedar Fair shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of Cedar Fair or as to which counsel for Cedar Fair or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

(d) Limitations. Cedar Fair shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any Proceeding without Cedar Fair’s prior written consent, which shall not be unreasonably withheld. Indemnitee shall not make any admission or effect any settlement with respect to a Proceeding without Cedar Fair’s written consent unless Indemnitee shall have determined to undertake [his/ her] own defense in such matter and has waived the benefits of this Agreement in a writing delivered to Cedar Fair. Cedar Fair shall not settle any Proceeding to which Indemnitee is a party in any manner which would impose any Expense on Indemnitee without his or her written consent. Neither Indemnitee nor Cedar Fair will unreasonably withhold consent to any proposed settlement. Indemnitee and Cedar Fair shall cooperate to the extent reasonably possible with each other and with Cedar Fair’s insurers, in attempts to defend or settle such Proceeding.

4. Extraordinary Transaction.

(a) Definition. For purposes of this Agreement, an “Extraordinary Transaction” includes:

(i) With respect to the Company, (A) a merger, consolidation, or reorganization in which the Company is not the surviving entity, (B) any sale of all or substantially all of the assets of the Company, (C) any liquidation of the Company, (D) any “change in control” as defined in Section 409A of the Internal Revenue Code and (E) the removal of the Company as the general partner of the Partnership; and

(ii) With respect to the Partnership, (A) a tender offer shall be made and consummated for the ownership of securities of the Partnership representing 25% or more of the combined voting power of Partnership’s then outstanding voting securities, (B) the Partnership shall be merged or consolidated with another corporation and as a result of such merger or consolidation 50% or less of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Partnership, other than affiliates (within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”)) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (C) the Partnership shall sell substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Partnership, (D) any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Partnership representing 25% or more of the combined voting power of the Partnership’s then outstanding securities; (E) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Partnership cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Partnership’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, (F) any liquidation of the Partnership, (G) any “change in control” as defined in Section

409A of the Internal Revenue Code, and (H) the removal of the Company as the General Partner of the Partnership. For purposes of this Agreement, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) of the Exchange Act (as then in effect).

(b) Covenants. Cedar Fair agrees that if there is an Extraordinary Transaction with respect to either the Company or the Partnership, then Cedar Fair shall:

(i) With respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments under this Agreement or under any other agreement, the Company’s Articles of Incorporation or Regulations, the Partnership Agreement (as defined in this Agreement), statute or rule of law now or hereafter in effect relating to claims hereunder, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee within the last five years (other than in connection with such matters); provided, however, a majority of the Company’s Board of Directors, which majority were directors immediately prior to such Extraordinary Transaction, may waive this requirement. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto; and

(ii) Have the obligations of Cedar Fair under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such Extraordinary Transaction or otherwise adequately provide for the satisfaction of the Company’s and the Partnership’s obligations under this Agreement, in a manner acceptable to Indemnitee.

(c) Escrow Reserve. Immediately prior to an Extraordinary Transaction, Cedar Fair shall fund an escrow of thirty million dollars ($30,000,000) as collateral security for its obligations under this Agreement and under similar agreements with other directors, officers and representatives by depositing assets or bank letters of credit in escrow or reserving lines of credit that may be drawn down by an escrow agent in the dedicated amount (the “Escrow Reserve”); provided, however, that the terms of any such Escrow Reserve may provide that the cash, securities or letters or lines of credit available thereunder shall be utilized for the indemnification or advancement of expenses provided for in this Agreement only in the event that there shall have occurred within the preceding five years a an Extraordinary Transaction of the Company or Partnership. The Company shall promptly provide Indemnitee with a true and complete copy of the agreement relating to the establishment and operation of the Escrow Reserve, together with such additional documentation or information with respect to the escrow as Indemnitee may from time to time reasonably request. The Company shall promptly deliver an executed copy of this Agreement to the Escrow Reserve agent to evidence to the agent that Indemnitee is a beneficiary of the Escrow Reserve and shall deliver to Indemnitee the escrow agent’s signed receipt evidencing that delivery.

5. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

6. Nonexclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may now or hereafter have to indemnification by the Company and the Partnership. More specifically, the parties intend that Indemnitee shall be entitled to indemnification to the maximum extent permitted by any or all of the following:

(a) The fullest benefits provided by the Company’s Regulations in effect on the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit A;

(b) The fullest benefits provided by the Company’s Articles of Incorporation and Regulations or their equivalent in effect at the time the Expenses are incurred by Indemnitee;

(c) The fullest benefits provided by the Fifth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership, in effect as of the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit B, and as in effect at the time the Expenses are incurred;

(d) The fullest benefits allowable under Ohio law (or any other law applied in accordance with Paragraph 19) in effect at the date hereof or as the same may be amended to the extent that such benefits are increased thereby;

(e) The fullest benefits allowable under the law of the jurisdiction under which the Company exists at the time the Expenses are incurred by the Indemnitee; and

(f) Such other benefits as are or may be otherwise available to Indemnitee pursuant to this Agreement, any other agreement or otherwise.

The parties intend that combination of two or more of the benefits referred to in (a) through (f) shall be available to Indemnitee to the extent that the document or law providing for such benefits does not require that the benefits provided therein be exclusive of other benefits. The document or law providing for benefits or payments listed in (a) through (f) above is referred to in this Agreement as the “Applicable Document.” Cedar Fair hereby undertakes to use its best efforts to assist Indemnitee, in all proper and legal ways, to obtain all such benefits to which Indemnitee is entitled.

7. Exclusions. Notwithstanding the scope of indemnification which may be available to Indemnitee from time to time under this Agreement or any Applicable Document, no indemnification, reimbursement or payment shall be required of Cedar Fair hereunder with respect to:

(a) any claim or any part thereof arising under Section 16(b) of the Exchange Act pursuant to which Indemnitee shall be obligated to pay any penalty, fine, settlement or judgment;

(b) any obligation of Indemnitee based upon or attributable to Indemnitee gaining in fact any personal gain, profit or advantage to which Indemnitee was not entitled;

(c) any proceeding or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting, or similar agreements the Indemnitee may be party to with the Company, the Partnership or one of its affiliates; or

(d) any proceeding initiated by Indemnitee without the consent or authorization of the Board of Directors of the Company, provided that this exclusion shall not apply with respect to any claims brought by Indemnitee to enforce Indemnitee’s rights under this Agreement.

8. Liability Insurance. The Company and the Partnership shall maintain directors’ and officers’ liability insurance that is at least as favorable to Indemnitee as the policy in effect on the date hereof, and the Company shall maintain such insurance coverage for so long as Indemnitee’s services are covered under this Agreement, provided and to the extent that such insurance is available on a reasonable commercial basis acceptable to the Company and the Partnership. In the event that such insurance becomes unavailable in the amount of the present policy limits or is only available at premium costs and under policy terms that are not acceptable to the Company and the Partnership, then the Company and the Partnership may forego maintenance of all or a portion of such insurance coverage. However, in the event of any reduction in (or cancellation of) such insurance coverage (whether voluntary or involuntary), the Company and the Partnership, shall, and hereby agree to, stand as a self-insurer with respect to the coverage, or portion thereof, not retained, and shall indemnify the Indemnitee against any loss arising out of the reduction in or cancellation of such insurance coverage.

9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of Cedar Fair or any affiliate of Cedar Fair against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of Cedar Fair or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10. Change in Law. Notwithstanding any other provision of this Agreement, no modification to the Company’s Articles of Incorporation or Regulations or the Partnership Agreement from or after the date of this Agreement shall impair, impede or limit the rights of the

Indemnitee under this Agreement. In the event of any change after the date of this Agreement to any applicable law, statute or rule that expands the right of Cedar Fair to indemnify a member of its Board of Directors, or former director, or an officer, as applicable, such changes shall be ipso facto within the purview of the Indemnitee’s rights and Cedar Fair’s obligations under this Agreement. In the event of any change in applicable law, statute or rule that narrows the right of Cedar Fair to indemnify a member of the Board of Directors or former director, or an officer, as applicable, the rights and obligations of the parties under this Agreement shall be modified only to the extent that such law, statute or rule requires that any such modification be applied in a retroactive manner and only to the extent that such retroactive application is, itself, not an unlawful ex post facto modification of the Indemnitee’s rights.

11. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. Subrogation. In the event of payment under this Agreement, Cedar Fair shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13. No Duplication of Payments. Cedar Fair shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, article or otherwise) of the amounts otherwise indemnifiable under this Agreement.

14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer or representative of the Company or the Partnership or any other enterprise at the Company’s or the Partnership’s request.

15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand and receipted for by the party to whom the notice, request, demand or other communication shall have been directed, or mailed by certified mail, return receipt requested, with postage prepaid:

If to the Company:	Cedar Fair Management, Inc.
One Cedar Point Drive
Sandusky, Ohio 44870
Attention: General Counsel

If to the Partnership:	Cedar Fair, L.P.
One Cedar Point Drive

Sandusky, Ohio 44870
Attention: General Counsel

If to Indemnitee:	[Name]
Cedar Fair, L.P.
One Cedar Point Drive
Sandusky, Ohio 44870

or to such other or further address as shall be designated from time to time by Indemnitee or the Company to the other.

16. Termination. This Agreement may be terminated by either party upon not less than sixty (60) days’ prior written notice delivered to the other party, but such termination shall not in any way diminish the obligations of Cedar Fair hereunder (including the obligation to maintain the Escrow Reserve referred to in Paragraph 4(d) hereof) with respect to Indemnitee’s activities prior to the effective date of the termination.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

18. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Ohio govern indemnification by Cedar Fair of its officers and directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Executed and effective as of this     day of             , 2011.

CEDAR FAIR MANAGEMENT, INC.

By:
Name:
Title:

CEDAR FAIR, L.P.

By Cedar Fair Management, Inc., its general partner

By:
Name:
Title:

INDEMNITEE:

Name: